EXHIBIT 10.1

TENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of September 2, 2011, by and between SILICON VALLEY BANK (“Bank”) and EDGEWAVE, INC., a Delaware corporation (“Borrower”) whose address is 15333 Avenue of Science, San Diego, CA 92128.

Recitals

A.   Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of July 23, 2008, that certain Fifth Amendment to Loan and Security Agreement dated as of February 27, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 23, 2010, that certain Seventh Amendment to Loan and Security Agreement dated as of September 29, 2010, that certain Eighth Amendment to Loan and Security Agreement dated as of May 12, 2011 and that certain Ninth Amendment to Loan and Security Agreement dated as of June 30, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.   Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.   Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.   Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.   Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.   Amendments to Loan Agreement.

2.1   Section 6.9 (Financial Covenants).  Section 6.9(b) hereby is amended and restated in its entirety to read as follows:

“(b)           As of the last day of each month during which a Liquidity Period has not been in effect, Borrower’s billings for the rolling three (3) months, shall be at least seventy five percent (75%) of Borrower’s projected billings for such month as outlined in Borrower’s forecast provided to Bank on August 4, 2011 and any revisions to such plan that are approved in writing by Bank.  Any such revisions to such plan that are approved by Borrower’s board of directors shall be provided to Bank within five (5) days of approval by Borrower’s board of directors.”

2.2   Section 13 (Definitions).  The following terms and their definitions set forth in Section 13.1 hereby are amended in their entirety and replaced with the following:

“Availability Amount” is, at the time of determination (a) the lesser of (i) the Revolving Line or (ii) or the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, minus (e) the outstanding principal amount of Term Loan A, minus (f) the outstanding principal balance of any Advances and, minus (g) when a Liquidity Period is in effect, the aggregate outstanding principal amount of Term Loan B and Term Loan C.

“Liquidity” means, at the time of determination, the sum of (a) Borrower’s cash and Cash Equivalents plus (b) the Liquidity Amount.

“Liquidity Amount” means, at the time of determination, (a) the lesser of (i) the Revolving Line or (ii) or the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, minus (e) the outstanding principal amount of Term Loan A, and minus (f) the outstanding principal balance of any Advances.

“Liquidity Period” means the period beginning on the date on which Borrower’s Liquidity is less than or equal to the Minimum Liquidity Amount and ending on the date on which Borrower has maintained Liquidity in excess of the Minimum Liquidity Amount for each of the immediately preceding thirty (30) days.

“Minimum Liquidity Amount” means an amount equal to Four Million Dollars ($4,000,000).

“Tenth Amendment Effective Date” is September 2, 2011.

“Term Loan A Maturity Date” is June 30, 2013.

2.3   Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.

2.4   Bank hereby waives Borrower’s requirement to comply with Section 6.9(b) of the Loan Agreement for the June 2011 and July 2011 measuring periods.

3.   Limitation of Amendments.

3.1   The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2   This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, hereby are ratified and confirmed and shall remain in full force and effect.

4.   Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1   The representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and after giving effect to the waiver contained in Section 2.4, no Event of Default has occurred and is continuing;

4.2   Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3   The organizational documents of Borrower delivered to Bank in connection with the execution hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6   The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7   This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.   Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.   Effectiveness.  This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto (b) the payment by Borrower of a variance fee in the amount of Five Thousand Dollars ($5,000), and (c) the due execution and delivery to Bank of updated Borrowing Resolutions for Borrower.

7.   Reference to and Effect on the Loan Agreement and the Other Documents.  (i) On and after the Tenth Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment; and (ii) except as specifically amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK		BORROWER EDGEWAVE, INC.
By:	/s/ Andre Pelletier	By:	/s/ Thalia Gietzen
Name	Andre Pelletier	Name:	Thalia Gietzen
Title:	Senior Relationship Manager	Title:	VP of Finance
Date:	September 8, 2011	Date:	September 8, 2011

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: EDGEWAVE, INC.	Date: __________________

The undersigned authorized officer of EDGEWAVE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end of each month	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$_______*	$_______	Yes No
Billings to plan	75%**	_____%	Yes No

* A Tangible Net Worth not less than negative Twenty One Million Five Hundred Thousand Dollars (-$21,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

**This test only applies for months in which a Liquidity Period has not been in effect.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

EDGEWAVE, INC. By: _______________________________________ Name: _____________________________________ Title: ______________________________________
BANK USE ONLY

Received by: ___________________________
authorized signer
Date: _________________________________

Verified: _______________________________
authorized signer
Date: _________________________________

Compliance Status:                                         Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

Tangible Net Worth (Section 6.9(a))

Required:    A Tangible Net Worth not less than negative Twenty One Million Five Hundred Thousand Dollars (-$21,500,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after September 30, 2010 and the principal amount of Subordinated Debt received after September 30, 2010.

Actual:

A.	Aggregate net worth of Borrower	$______
B.	Aggregate value of intangible assets of Borrower	$______
C.	Aggregate Subordinated Debt	$______
D	Tangible Net Worth (line A minus line B plus line C)	$______

Is line D equal to or greater than the dollar amount required above?

________  No, not in compliance                                                                            ________  Yes, in compliance